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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" in the Registration Statement (Form S-3) and related Prospectus of Carmike Cinemas, Inc. for the registration of 2,500,000 shares of its Class A Common Stock and to the incorporation by reference therein of our reports (a) dated February 7, 1994, with respect to the financial statements and schedules of Carmike Cinemas, Inc. included and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, and (b) dated March 18, 1994, except for Note 7 for which the date is May 27, 1994, with respect to the combined financial statements of Cinema World Companies included in the Company's Current Report on Form 8-K dated May 20, 1994, as filed on June 2, 1994, and as amended on July 12, 1994, both filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Columbus, Georgia
October 24, 1994